Ex. 99.28(g)(2)(ix)

Amendment to Amended and Restated Master Custodian Agreement

This amendment, made as of October 3, 2024, and effective October 21, 2024 (the “Amendment”), to the Amended and Restated Master Custodian Agreement dated as of December 1, 2022 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”), is by and among each management investment company identified on Appendix A thereto (each, a “Fund” and collectively, the “Funds”), and State Street Bank and Trust Company (the “Custodian”, and together with the Funds, the “Parties”).

Whereas, each Fund segregates and separately manages certain of each respective Fund’s assets or portfolio of assets (each in an account).

Whereas, the Board of Trustees of JNL Series Trust (the “Board”) has approved (i) two new Portfolios of JNL Series Trust (together, the “New Portfolios”) (ii) a merger for one Portfolio of JNL Series Trust into another Portfolio of JNL Series Trust (the “Merged Portfolio”); and (iii) name changes for nine Portfolios of JNL Series Trust (together, the “Portfolio Name Changes”) wherein six portfolios will change custodians to State Street Bank and Trust Company and will be added as Portfolios to this Agreement (the “Custodian Changes”), as outlined below, October 21, 2024:

New Portfolios

1)	JNL/JPMorgan Nasdaq® Hedged Equity Fund; and

2)	JNL/T. Rowe Price Capital Appreciation Equity Fund.

Merged Portfolio

1)	JNL/Baillie Gifford U.S. Equity Growth Fund.

Portfolio Name Changes

1)	JNL/Lazard International Strategic Equity Fund change to JNL/Lazard International Quality Growth Fund (in connection with an investment strategy/non-fundamental operating policy change, as approved by the Board);

2)	JNL/PPM America Floating Rate Income Fund change to JNL Multi-Manager Floating Rate Income Fund;

3)	JNL/T. Rowe Price Established Growth Fund change to JNL/T. Rowe Price Growth Stock Fund;

Portfolio Name Changes/Custodian Changes

4)	JNL/Goldman Sachs Managed Aggressive Growth Fund change to JNL/JPMorgan Managed Aggressive Growth Fund (in connection with an investment sub-adviser replacement, as approved by the Board);

5)	JNL/Goldman Sachs Managed Growth Fund change to JNL/JPMorgan Managed Growth Fund (in connection with an investment sub-adviser replacement, as approved by the Board);

6)	JNL/Goldman Sachs Managed Moderate Growth Fund change to JNL/JPMorgan Managed Moderate Growth Fund (in connection with an investment sub-adviser replacement, as approved by the Board);

7)	JNL/Goldman Sachs Managed Moderate Fund change to JNL/JPMorgan Managed Moderate Fund (in connection with an investment sub-adviser replacement, as approved by the Board);

8)	JNL/Goldman Sachs Managed Conservative Fund change to JNL/JPMorgan Managed Conservative Fund (in connection with an investment sub-adviser replacement, as approved by the Board); and

9)	JNL/Heitman U.S. Focused Real Estate Fund change to JNL/Cohen & Steers U.S. Realty Fund (in connection with an investment sub-adviser replacement, as approved by the Board).

Whereas, pursuant to Board approval of the changes, as outlined above, the Parties have agreed to amend the Agreement, including its Appendix A, to add the New Portfolios, to remove the Merged Portfolio, to update the names of certain Portfolios pursuant to the Portfolio Name Changes, and to add certain Portfolios pursuant to the Custodian Changes, effective October 21, 2024.

Information Classification: Limited Access

Now, Therefore, in consideration of the promises and mutual covenants herein contained, the Parties hereto agree as follows:

1)	Appendix A to the Agreement is hereby deleted, in its entirety, and replaced with the Appendix A attached hereto. All references to a “Portfolio” under the Agreement shall be deemed to include the following:

JNL/JPMorgan Nasdaq® Hedged Equity Fund;

JNL/T. Rowe Price Capital Appreciation Equity Fund;

JNL/JPMorgan Managed Aggressive Growth Fund;

JNL/JPMorgan Managed Growth Fund;

JNL/JPMorgan Managed Moderate Growth Fund;

JNL/JPMorgan Managed Moderate Fund;

JNL/JPMorgan Managed Conservative Fund; and

JNL/Cohen & Steers U.S. Realty Fund.

2)	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

3)	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[signature page immediately follows]

Information Classification: Limited Access

In Witness Whereof, the Parties hereto have caused this Amendment to be executed by their officers designated below, effective October 21, 2024.

JNL Series Trust, and

JNL Investors Series Trust,

each on behalf of its Portfolios listed on Appendix A of the Agreement

Jackson Credit Opportunities Fund

Jackson Credit Opportunities Fund LLC

Jackson Real Assets Fund

Jackson Real Assets Fund LLC

By:	/s/ Emily J. Bennett
Name:	Emily J. Bennett
Title:	Vice President and Assistant Secretary

PPM Funds, on behalf of its Portfolios listed on Appendix A of the Agreement

By:	/s/ Emily J. Bennett
Name:	Emily J. Bennett
Title:	Vice President and Secretary

State Street Bank and Trust Company

By:	/s/ Scott Shirrell
Name:	Scott Shirrell
Title:	Managing Director

Information Classification: Limited Access

Appendix A

(Updated as of October 21, 2024)

Management Investment Company: JNL Series Trust, for the following Portfolios
JNL Multi-Manager Alternative Fund
JNL Multi-Manager Emerging Markets Equity Fund
JNL Multi-Manager Floating Rate Income Fund
JNL Multi-Manager International Small Cap Fund
JNL Multi-Manager Mid Cap Fund
JNL Multi-Manager U.S. Select Equity Fund
JNL/Baillie Gifford International Growth Fund
JNL/Causeway International Value Select Fund
JNL/ClearBridge Large Cap Growth Fund
JNL/Cohen & Steers U.S. Realty Fund
JNL/DFA International Core Equity Fund
JNL/DFA U.S. Core Equity Fund
JNL/DFA U.S. Small Cap Fund
JNL/DoubleLine® Core Fixed Income Fund
JNL/DoubleLine® Emerging Markets Fixed Income Fund
JNL/DoubleLine® Shiller Enhanced CAPE® Fund
JNL/DoubleLine® Total Return Fund
JNL/Fidelity Institutional Asset Management® Total Bond Fund
JNL/GQG Emerging Markets Equity Fund
JNL/Harris Oakmark Global Equity Fund
JNL/Invesco Diversified Dividend Fund
JNL/Invesco Global Growth Fund
JNL/Invesco Small Cap Growth Fund
JNL/JPMorgan Global Allocation Fund
JNL/JPMorgan Hedged Equity Fund
JNL/JPMorgan Managed Aggressive Growth Fund
JNL/JPMorgan Managed Conservative Fund
JNL/JPMorgan Managed Growth Fund
JNL/JPMorgan Managed Moderate Fund
JNL/JPMorgan Managed Moderate Growth Fund
JNL/JPMorgan Nasdaq® Hedged Equity Fund
JNL/JPMorgan Midcap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/JPMorgan U.S. Value Fund
JNL/Lazard International Quality Growth Fund
JNL/Loomis Sayles Global Growth Fund
JNL/Lord Abbett Short Duration Income Fund
JNL/Mellon World Index Fund
JNL/Mellon Nasdaq® 100 Index Fund
JNL/MFS Mid Cap Value Fund
JNL/Neuberger Berman Commodity Strategy Fund
JNL/Neuberger Berman Gold Plus Strategy Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Investment Grade Credit Fund
JNL/PPM America Total Return Fund
JNL/RAFI® Fundamental U.S. Small Cap Fund
JNL/RAFI® Multi-Factor U.S. Equity Fund

Information Classification: Limited Access

A-1

JNL/T. Rowe Price Balanced Fund
JNL/T. Rowe Price Capital Appreciation Equity Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/T. Rowe Price Growth Stock Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price U.S. High Yield Fund
JNL/T. Rowe Price Value Fund
JNL/Westchester Capital Event Driven Fund
JNL/Western Asset Global Multi-Sector Bond Fund
JNL/William Blair International Leaders Fund

Management Investment Company: JNL Investors Series Trust
[Reserved]

Management Investment Company: Jackson Credit Opportunities Fund

Limited Liability Company: Jackson Credit Opportunities Fund LLC

Management Investment Company: Jackson Real Assets Fund

Limited Liability Company: Jackson Real Assets Fund LLC

Management Investment Company: PPM Funds, for the following Portfolios
PPM Core Plus Fixed Income Fund
PPM High Yield Core Fund

Information Classification: Limited Access

A-2